UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 20, 2023, the board of directors (the “Board”) of Axogen, Inc. (the “Company”) increased the size of the Board from nine directors to ten directors, and appointed Kathy Weiler to fill the newly created vacancy effective December 20, 2023. Ms. Weiler was also appointed to serve on the Board’s Governance, Nominating and Sustainability Committee, and the Quality, Compliance, and Portfolio Management Committee.

Kathy Weiler, age 54, is the Executive Vice President, Chief Commercial and Growth Officer of Amwell (NYSE:AMWL) since June 2023 and oversees Amwell’s growth strategy, driving strategic initiatives and leading business development, sales and account management, commercial enablement, marketing, and strategic and channel partnership teams. Prior to Amwell, Ms. Weiler served as the Chief Consumer Officer at Optum from May 2022 to May 2023, where she led consumerism across the enterprise. Preceding her role at Optum, she was Chief Consumer Strategy Officer at UnitedHealth Group from March 2021 to May 2022 and the Chief Marketing and Experience Officer of Optum Health from April 2018 to March 2021, leading marketing efforts for Optum Care and Optum’s Population Health Solutions, Complex Care Management, Medical Benefits Management, Behavioral Health, Prevention and Financial Services businesses. From May 2017 to April 2018 she served as the Chief Marketing and Digital Officer of DaVita Medical Group, which was acquired by Optum. Ms. Weiler also served as Chief Marketing and Product Officer at Blue Cross and Blue Shield of Massachusetts from February 2016 to October 2016, where she drove strategic growth and retention business objectives. Ms. Weiler spent her earlier career with multiple financial services organizations. She was Chief Marketing Officer of Fidelity Investments FAS business and held senior marketing leadership roles at BNY Mellon/Pershing and The Hartford. Ms. Weiler holds a B.A. from Bowdoin College and an M.A. in International Economics and Finance from Brandeis University.

Commensurate with the Company’s director compensation policy, as a director, Ms. Weiler will receive a quarterly cash retainer of $10,000 and two quarterly cash retainers of $1,250 for her service as a member of each of the Governance, Nominating and Sustainability Committee, and the Quality, Compliance, and Portfolio Management Committee. In addition, Ms. Weiler, commensurate with the Company’s director compensation policy, will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price equal to, the fair market value of the Company’s shares of common stock on December 20, 2023, which will vest in three equal annual installments with the first vesting date occurring on December 20, 2024. Each calendar year, the day after election or re-election at the annual meeting of shareholders, Ms. Weiler will receive an annual equity grant valued at $150,000 based upon, and at an exercise price equal to, the fair market value of the Company’s shares of common stock on the date of grant, which equity shall be issued as to one half of the value as a non-qualified stock option grant and the remaining half of the value as restricted stock units, which options and restricted stock units will vest one year from the anniversary of the date of the grant. Such stock options are for a term of ten years.
Ms. Weiler is not a party to any arrangement or understanding with any person pursuant to which she was elected a Company director; there are no family relationships between Ms. Weiler and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer; and Ms. Weiler is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01.
Regulation FD Disclosure.
On December 26, 2023 , the Company issued a press release regarding Ms. Weiler's appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description of Exhibit
99.1	Axogen, Inc. Press Release, dated December 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: December 26, 2023	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel, and Chief Compliance Officer